UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	July 18, 2006 (July 12, 2006)

ACTIVISION, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-12699	95-4803544
(Commission File Number)	(IRS Employer Identification No.)

3100 Ocean Park Boulevard, Santa Monica, CA	90405
(Address of Principal Executive Offices)	(Zip Code)

(310) 255-2000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Activision, Inc. (the “Company”) has been notified that an individual claiming to be a shareholder of the Company has filed a derivative lawsuit in Los Angeles Superior Court, purportedly on behalf of the Company, against certain current and former members of the Company’s Board of Directors as well as several current and former officers of the Company. The complaint, styled Vazquez v. Kotick, et. al, which was filed on July 12, 2006, alleges, among other things, purported improprieties in the Company’s issuance of stock options. The Company is reviewing the allegations in the complaint and will respond appropriately. The Company expects that defense expenses associated with the matter will be covered by its directors and officers insurance, subject to the terms and conditions of the applicable policies.

The Company does not intend to file further current reports on Form 8-K describing additional lawsuits, if any, which are based on allegations substantially similar to those contained in the complaint described herein.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTIVISION, INC.

By: /s/ Michael Griffith

Name: Michael Griffith
Title:	President and Chief Executive Officer of
Activision Publishing, Inc.

Date: July 18, 2006